Exhibit 99.1

Dave & Buster’s Entertainment Inc. ANNOUNCES PARTIAL EXERCISE OF OVER-ALLOTMENT OPTION

DALLAS, May 18, 2020 (GLOBE NEWSWIRE) – Dave & Buster’s Entertainment, Inc. (NASDAQ:PLAY) (the “Company”), an owner and operator of entertainment and dining venues, announced today that, in connection with its previously announced sale of 9,578,545 shares of its common stock (the “Offering”) to Jefferies LLC (“Jefferies”) pursuant to an underwriting agreement entered into between the Company and Jefferies on May 4, 2020 (the “Underwriting Agreement”), Jefferies has exercised its over-allotment option granted pursuant to the Underwriting Agreement in part to purchase an additional 1,014,871 shares at a price of $10.44 per share. The issuance of the additional shares is expected to occur on May 20, 2020 at which time the Company will have received gross proceeds of approximately $110.6 million for the Offering to date, including approximately $10.6 million from the over-allotment exercise, prior to deducting offering expenses payable by the Company.

The Company currently intends to use the net proceeds from this Offering primarily to strengthen its balance sheet, principally as necessitated by the effects of the COVID-19 outbreak on its business, which could include use for general corporate purposes and/or repayment of outstanding debt.

The Offering was made pursuant to the Company’s effective registration statement on Form S-3 (Registration Statement No. 333-237664), filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 14, 2020. The preliminary prospectus supplement, the final prospectus supplement and the accompanying prospectus relating to this offering have been filed with the SEC and are available on the SEC’s website located at www.sec.gov. Copies of the preliminary prospectus supplement, the final prospectus supplement and the accompanying prospectus relating to this Offering may also be obtained from Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, or by telephone at 877-547-6340 or by email at Prospectus_Department@Jefferies.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any shares nor shall there be any offer, solicitation or sale of such shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About Dave & Buster’s Entertainment, Inc.

Founded in 1982 and headquartered in Dallas, Texas, Dave & Buster’s Entertainment, Inc., is the owner and operator of 137 venues in North America that combine entertainment and dining and offer customers the opportunity to “Eat Drink Play and Watch,” all in one location. Dave & Buster’s offers a full menu of entrées and appetizers, a complete selection of alcoholic and non-alcoholic beverages, and an extensive assortment of entertainment attractions centered around playing games and watching live sports and other televised events. Dave & Buster’s currently has stores in 39 states, Puerto Rico, and Canada.

Forward-Looking Statements

This release contains or incorporates “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995, or the Forward-Looking Statements Safe Harbor, as codified in Section 27A of the Securities Act of 1933, as amended, or the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended or the Exchange Act. All statements other than statements of historical facts are statements that could be deemed forward-looking. We have tried, whenever possible, to identify these statements by using words such as “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “seeks,” or words of similar meaning, or future or conditional verbs, such as “may,” “will,” “should,” “could,” “aims,” “intends,” or “projects,” and similar expressions, whether in the negative or the affirmative.

These forward-looking statements reflect management’s beliefs and assumptions, are all based on currently available operating, financial and competitive information and are subject to various risks and uncertainties. Our actual future results and trends may differ materially depending on a variety of factors, including, but not limited to, the risk and uncertainties discussed in our Annual Report on Form 10-K for the fiscal year ended February 2, 2020, filed with the SEC on April 3, 2020, the base prospectus and the prospectus supplement used for the Offering, and in any other documents incorporated by reference therein. In addition, these forward-looking statements involve risks and uncertainties and, consequently, could be affected by: the uncertain and unprecedented impact of the coronavirus and the disease it causes (COVID-19) on our business and operations and the related impact on our liquidity needs; our ability to continue as a going concern; our ability to obtain additional waivers or amendments, and thereafter continue to satisfy covenant requirements (even as they may be amended), under our amended credit agreement and derivative contract payables; our ability to access other funding sources; the duration of government-mandated and voluntary shutdowns, and the impact of ongoing mitigation restrictions on our operations once our stores can reopen; the speed with which our stores safely can be reopened and the level of customer demand following reopening; the economic impact of COVID-19 and related disruptions on the communities we serve; our overall level of indebtedness; general business and economic conditions, including as a result of COVID-19; the impact of competition; the seasonality of our business; adverse weather conditions; future commodity prices; guest and employee complaints and litigation; fuel and utility costs; labor costs and availability; changes in consumer and corporate spending, including as a result of COVID-19; changes in demographic trends; changes in governmental regulations; unfavorable publicity; our ability to open new stores; and acts of God.

We are including this cautionary note to make applicable, and take advantage of, the safe harbor provisions of the Forward-Looking Statements Safe Harbor.

We historically have operated in a continually changing business environment. The country and both the global economy generally and, for our purposes, the U.S. economy face profound dislocations and unprecedented uncertainty as a result of COVID-19. Other unknown or unpredictable factors also could have material adverse effects on our future results, performance or achievements.

We believe that the expectations reflected in the forward-looking statements contained in this prospectus or in any prospectus supplement, or incorporated herein or therein by reference, are based upon reasonable assumptions at the time made. However, given the risks and uncertainties, you should not rely on any forward-looking statements as a prediction of actual results, developments or other outcomes. You should read these forward-looking statements with the understanding that we may be unable to achieve projected results, developments or other outcomes and that actual results, developments or other outcomes may be materially different from what we expect. You are cautioned not to place undue reliance on these forward-looking statements.

We intend these forward-looking statements to speak only as of the time they are made. Subject to any continuing obligations under applicable law or any relevant stock exchange rules, we do not undertake, and expressly disclaim any obligation, to disseminate, after the date hereof, any updates or revisions to any such forward-looking statements to reflect any change in expectations or events, conditions or circumstances on which any such statements are based.

For Investor Relations Inquiries:

Scott Bowman, CFO

Dave & Buster’s Entertainment, Inc.

972.813.1151

scott.bowman@daveandbusters.com

For Media Inquiries:

Andrew Siegel / Joseph Sala

Joele Frank, Wilkinson Brimmer Katcher

212.355.4449